BMKR,LLP
Certified Public Accountants

1200 Veterans Memorial Hwy., Suite 350
Hauppauge, New York 11788

T 631 293-5000
F631 234-4272
www.bmkr.com

Thomas G. Kober, CPA
Alfred M. Rizzo, CPA
Joseph Mortimer, CPA

Charles W. Blanchfield, CPA (Retired)
Bruce A. Meyer, CPA (Retired)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report of Wrap Mail Inc. for the year ended December 31, 2014 and 2013 of our reports dated November 6, 2015 included in its Registration Statement on Form S-1 (No.1) dated December 31, 2014 and 2013 relating to the financial statements and financial statement schedules for the two years ended December 31, 2014 and 2013 listed in the accompanying index.

BMKR LLP

BMKR LLP
Hauppauge,NY
November 25,2015